Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS THIRD QUARTER 2018 RESULTS

Third quarter 2018 revenue of $4.08 billion, up 8.3% over 2017
Declares quarterly cash dividend of $0.20 per share

TEANECK, N.J., October 30, 2018 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its third quarter 2018 financial results.

Highlights - Third Quarter 2018¹

•	Quarterly revenue rose to $4.08 billion, up 8.3% from the year-ago quarter.

•	Quarterly GAAP diluted EPS was $0.82, compared to $0.84 in the year-ago quarter.

•	Quarterly non-GAAP diluted EPS[2] was $1.19, compared to $0.98 in the year-ago quarter.

Revenue for the third quarter of 2018 rose to $4.08 billion, up 8.3% from $3.77 billion in the third quarter of 2017. GAAP operating margin was 18.3% and non-GAAP operating margin2 was 21.1% for the third quarter of 2018. Net income was $477 million, or $0.82 per diluted share, compared to $495 million, or $0.84 per diluted share, in the third quarter of 2017. The decrease in net income was primarily due to higher net non-operating foreign exchange losses in 2018 driven by the depreciation of the Indian rupee versus the prior year period. Non-GAAP diluted EPS was $1.19, compared to $0.98 in the third quarter of 2017.

“Cognizant delivered strong third-quarter results in three of our four business segments,” said Francisco D'Souza, Chief Executive Officer and Vice Chairman of the Board. “We made continued progress in our shift to digital by building new capabilities and helping our clients excel with digital services and solutions. We’re speeding clients along their journey to create more engaging customer experiences, automate their processes, and modernize their technology foundations, a three-layer transformation we call digital at scale. Our performance this year demonstrates our ability to both invest for growth and achieve our financial targets.”
  _______________
1On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting. For the three months ended September 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $33 million, income from operations of $37 million and diluted earnings per share of $0.05 per share.
2Non-GAAP diluted EPS and non-GAAP operating margin exclude stock-based compensation costs, acquisition-related charges, realignment charges and, in the case of non-GAAP diluted EPS, the effect of an income tax benefit recognized upon the finalization of our calculation of the one-time net income tax expense related to the enactment of the Tax Reform Act, net non-operating foreign currency exchange gains or losses and the tax effect of the above adjustments, as applicable. Reconciliations of non-GAAP diluted EPS and non-GAAP operating margin to the corresponding GAAP measures are included at the end of this release.

Fourth Quarter & Full Year 2018 Outlook

The Company is providing the following guidance:

▪	Fourth quarter 2018 revenue expected to be in the range of $4.09 billion to $4.13 billion.

▪	Fourth quarter 2018 non-GAAP diluted EPS[3] expected to be at least $1.05.

▪	Full year 2018 revenue expected to be in the range of $16.09 billion to $16.13 billion.

▪	Full year 2018 non-GAAP diluted EPS expected to be at least $4.50.

“We delivered solid performance in the third quarter as we continued to focus on sustainable revenue growth while increasing margins," said Karen McLoughlin, Chief Financial Officer. "The strength of our balance sheet allows the company to maintain financial flexibility while driving a substantial return of capital to shareholders.”

Return of Capital Program - Dividend

The Company has declared a quarterly cash dividend of $0.20 per share on Cognizant Class A common stock for shareholders of record at the close of business on November 20, 2018. This dividend will be payable on November 30, 2018.

Conference Call
Cognizant will host a conference call on October 30, 2018 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2018 results. To listen to the conference call, please dial (877) 810-9510 (domestically) or (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or (201) 612-7415 (internationally) and enter 13683206 from two hours after the end of the call until 11:59 p.m. (Eastern) on Tuesday, November 13, 2018. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

_____________________________
3 A full reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to acquisition-related charges, realignment charges and net non-operating foreign currency exchange gains or losses, and the tax effects of these adjustments, all of which are adjustments to non-GAAP diluted EPS. The reconciling information for non-GAAP diluted EPS guidance to GAAP EPS guidance that is available without unreasonable efforts is included at the end of this release.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 195 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, investment in and growth of our business, our shift to digital solutions and services, our anticipated financial performance and our capital return program. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

We seek to manage the Company to a non-GAAP operating margin, which excludes stock-based compensation costs, acquisition-related charges, realignment charges, and for the nine months ended September 30, 2018, the initial funding of Cognizant U.S. Foundation. In addition to excluding stock-based compensation costs, acquisition-related charges, realignment charges, and the initial funding of Cognizant U.S. Foundation, as applicable, our non-GAAP diluted EPS also excludes, the effect of an income tax benefit recognized in the three and nine months ended September 30, 2018, upon the finalization of our calculation of the one-time net income tax expense related to the enactment of the Tax Reform Act, net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, for the nine months ended September 30, 2017, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements, as applicable. In all periods presented, our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

Management believes providing investors with an operating view consistent with how it manages the Company provides enhanced transparency into the operating results of the Company. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. In addition, due to a variety of award types, valuation methodologies and subjective assumptions that affect the calculations of stock-based compensation expense, we believe that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018(a)	2017(a)	2018(a)	2017(a)
Revenues	$4,078	$3,766	$11,996	$10,982
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,480	2,337	7,298	6,792
Selling, general and administrative expenses	734	674	2,250	2,069
Depreciation and amortization expense	119	107	340	297
Income from operations	745	648	2,108	1,824
Other income (expense), net:
Interest income	47	34	128	97
Interest expense	(6)	(6)	(19)	(18)
Foreign currency exchange gains (losses), net	(122)	(16)	(233)	41
Other, net	(2)	(2)	(2)	(2)
Total other income (expense), net	(83)	10	(126)	118
Income before provision for income taxes	662	658	1,982	1,942
Provision for income taxes	(185)	(164)	(530)	(421)
Income from equity method investments	—	1	1	1
Net income	$477	$495	$1,453	$1,522
Basic earnings per share	$0.82	$0.84	$2.49	$2.56
Diluted earnings per share	$0.82	$0.84	$2.48	$2.55
Weighted average number of common shares outstanding - Basic	579	590	584	594
Dilutive effect of shares issuable under stock-based compensation plans	1	2	1	2
Weighted average number of common shares outstanding - Diluted	580	592	585	596
Dividends declared per common share	$0.20	$0.15	$0.60	$0.30
Notes:

(a)
On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies. For the three months ended September 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $33 million, income from operations of $37 million and diluted earnings per share of $0.05 per share. For the nine months ended September 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $85 million, income from operations of $104 million and diluted earnings per share of $0.14 per share.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	September 30, 2018(a)	December 31, 2017(a)
Assets
Current assets:
Cash and cash equivalents	$1,339	$1,925
Short-term investments	3,424	3,131
Trade accounts receivable, net	3,187	2,865
Unbilled accounts receivable	—	357
Other current assets	777	833
Total current assets	8,727	9,111
Property and equipment, net	1,362	1,324
Goodwill	3,037	2,704
Intangible assets, net	1,021	981
Deferred income tax assets, net	391	418
Long-term investments	93	235
Other noncurrent assets	643	448
Total assets	$15,274	$15,221
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$223	$210
Deferred revenue	244	383
Short-term debt	100	175
Accrued expenses and other current liabilities	2,126	2,071
Total current liabilities	2,693	2,839
Deferred revenue, noncurrent	72	104
Deferred income tax liabilities, net	157	146
Long-term debt	624	698
Long-term income taxes payable	490	584
Other noncurrent liabilities	260	181
Total liabilities	4,296	4,552
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 580 and 588 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	119	49
Retained earnings	11,041	10,544
Accumulated other comprehensive income (loss)	(188)	70
Total stockholders’ equity	10,978	10,669
Total liabilities and stockholders’ equity	$15,274	$15,221
Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Upon adoption, we reclassified (i) balances representing receivables, as defined by the New Revenue Standard, from Unbilled accounts receivable to Trade accounts receivable, net and (ii) balances representing contract assets, as defined by the New Revenue Standard, from Unbilled accounts receivable to Other current assets. Balances as of September 30, 2018 are presented under the New Revenue Standard, while prior period balances are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Guidance
	2018(a)	2017(a)	2018(a)	2017(a)	Q4 2018	Full Year 2018
GAAP income from operations	$745	$648	$2,108	$1,824
Add: Stock-based compensation expense (b)	69	52	199	161
Add: Acquisition-related charges (c)	37	35	119	104
Add: Realignment charges (d)	11	19	12	69
Add: Initial funding of Cognizant U.S. Foundation (e)	—	—	100	—
Non-GAAP income from operations	$862	$754	$2,538	$2,158

GAAP operating margin	18.3%	17.2%	17.6%	16.6%
Effect of stock-based compensation expense	1.7	1.4	1.7	1.5		1.6% - 1.8%
Effect of acquisition-related charges	0.9	0.9	1.0	1.0		(c)
Effect of realignment charges	0.2	0.5	0.1	0.6		(d)
Effect of initial funding of Cognizant U.S. Foundation	—	—	0.8	—		0.6%
Non-GAAP operating margin	21.1%	20.0%	21.2%	19.7%		approximately 21.0%

GAAP diluted earnings per share	$0.82	$0.84	$2.48	$2.55
Effect of above operating adjustments, pre-tax	0.20	0.18	0.74	0.56	(b), (c), (d), (e)	(b), (c), (d). (e)
Effect of non-operating foreign currency exchange (gains) losses, pre-tax (f)	0.21	0.02	0.39	(0.06)	(f)	(f)
Tax effect of non-GAAP adjustments to pre-tax income (g)	(0.03)	(0.06)	(0.16)	(0.21)	(b), (c), (d), (e)	(b), (c), (d), (e)
Effect of recognition of income tax benefit related to an uncertain tax position (h)	—	—	—	(0.09)	—	—
Effect of adjustment to the one-time income tax expense related to the Tax Reform Act (i)	(0.01)	—	(0.01)	—	—	(0.01)
Non-GAAP diluted earnings per share	$1.19	$0.98	$3.44	$2.75	at least $1.05	at least $4.50
Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

(b)	Stock-based compensation expense reported in:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenues	$15	$13	$46	$41
Selling, general and administrative expenses	54	39	153	120
Our guidance anticipates pre-tax stock-based compensation to be in the range of $0.11 to $0.12 per diluted share for the fourth quarter of 2018 and $0.45 to $0.47 per diluted share for the full year 2018. The tax effect of stock-based compensation is expected to be in the range of $0.03 to $0.04 per diluted share for the fourth quarter of 2018 and $0.12 to $0.13 per diluted share for the full year 2018.

(c)
Acquisition-related charges include, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs, as applicable. We cannot provide acquisition-related charges on a forward-looking basis without unreasonable effort as such charges may fluctuate based on the timing, size, and complexity of future acquisitions as well as other uncertainty inherent in mergers and acquisitions.

(d)
Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. We may incur additional realignment charges for the remainder of 2018 and in 2019. Our realignment initiatives are intended to further improve our cost structure primarily by optimizing our resource pyramid. The total costs related to the realignment are reported in "Selling, general and administrative expenses" in our consolidated statements of operations. We cannot provide realignment charges on a forward-looking basis without unreasonable effort as the amount and timing of such charges are uncertain.

(e)
During the nine months ended September 30, 2018, we provided $100 million of initial funding to Cognizant U.S. Foundation, which is focused on science, technology, engineering and math (or collectively, STEM) in the United States. This funding is not expected to recur at this magnitude in the foreseeable future and its impact on full year diluted earnings per share (pre-tax and net of tax) is not expected to change.

(f)
Non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(g)	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP income tax benefit (expense) related to:
Stock-based compensation expense	$15	$19	$53	$60
Acquisition-related charges	8	11	28	35
Realignment charges	3	6	3	24
Foreign currency exchange gains and losses	(6)	(1)	(15)	4
Initial funding of Cognizant U.S. Foundation	—	—	28	—
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.

(h)
During the nine months ended September 30, 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

(i)
During the three and nine months ended September 30, 2018, we finalized our calculation of the one-time net income tax expense related to the enactment of the Tax Reform Act and recognized a $5 million income tax benefit, which reduced our provision for income taxes. This income tax benefit and its impact on full year diluted earnings per share is not expected to change.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended September 30, 2018(a)
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$1,464	35.9%	2.6%
Healthcare	1,189	29.2%	9.6%
Products and Resources	863	21.2%	11.5%
Communications, Media and Technology	562	13.8%	17.1%
Total Revenues	$4,078		8.3%

Revenues by Geography:
North America	$3,107	76.2%	7.5%
United Kingdom	325	8.0%	8.0%
Rest of Europe	398	9.8%	21.7%
Europe - Total	723	17.7%	15.1%
Rest of World	248	6.1%	0.4%
Total Revenues	$4,078		8.3%

	Nine Months Ended September 30, 2018(a)
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$4,394	36.6%	4.4%
Healthcare	3,466	28.9%	10.5%
Products and Resources	2,524	21.0%	11.8%
Communications, Media and Technology	1,612	13.4%	17.1%
Total Revenues	$11,996		9.2%

Revenues by Geography:
North America	$9,149	76.3%	7.6%
United Kingdom	944	7.9%	9.4%
Rest of Europe	1,153	9.6%	27.7%
Europe - Total	2,097	17.5%	18.7%
Rest of World	750	6.3%	5.2%
Total Revenues	$11,996		9.2%

Employee Metrics:	September 30, 2018	September 30, 2017
Number of employees	274,200	256,100

Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$477	$495	$1,453	$1,522
Adjustments for non-cash income and expenses	288	121	813	399
Changes in assets and liabilities	97	157	(376)	(350)
Net cash provided by operating activities	862	773	1,890	1,571
Cash flows from investing activities:
Purchases of property and equipment	(94)	(78)	(281)	(204)
Net (purchases) sales of investments	(171)	20	(317)	(146)
Payments for business combinations, net of cash acquired	(1)	(66)	(479)	(72)
Net cash (used in) investing activities	(266)	(124)	(1,077)	(422)
Cash flows from financing activities:
Repurchases of common stock	(45)	(13)	(994)	(1,557)
Net change in borrowings and capital lease obligations	(25)	(170)	(164)	(62)
Dividends paid	(116)	(90)	(352)	(179)
Issuance of common stock under stock-based compensation plans	40	42	142	146
Net cash (used in) financing activities	(146)	(231)	(1,368)	(1,652)
Effect of exchange rate changes on cash and cash equivalents	(12)	2	(31)	46
Increase (decrease) in cash and cash equivalents	438	420	(586)	(457)
Cash and cash equivalents, beginning of period	901	1,157	1,925	2,034
Cash and cash equivalents, end of period	$1,339	$1,577	$1,339	$1,577

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	September 30, 2018	September 30, 2017
Number of shares repurchased(a)	1.4	—

Remaining authorized balance	$775
Notes:

(a)
In June 2018, the Company entered into an ASR to purchase up to $600 million of the Company's Class A common stock. In August 2018, the purchase period for the ASR ended and an additional 1.1 million shares were delivered. In total, 7.6 million shares were delivered under the ASR at an average repurchase price of $79.42.

In addition to the ASR activity above, during the three months ended September 30, 2018, the Company repurchased  0.3 million shares of our Class A common stock for $25 million.